Exhibit 99.(d)(4)

Tremor International Ltd.
2017 Equity Incentive Plan
Option Award Agreement

Unless otherwise defined herein, each capitalized term defined in the Tremor International Ltd. 2017 Equity Incentive Plan, a copy of which is attached as Exhibit A hereto (as may be amended from time to time, the “Plan”), shall have the same defined meaning in this Option Award Agreement (the “Award Agreement”).

I.	NOTICE OF OPTION GRANT

You have been granted an option to purchase Ordinary Shares, par value NIS 0.01 per share, of the Company (the “Shares”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Name of the Participant:	[Insert Participant Name]
Address:	[Insert Participant’s Address]
Date of Grant:	[Insert Grant Date]
Total Number of Options Granted:	[Insert Number of Options Granted]
Type of Options (Incentive Stock Option/ Non-statutory Stock Option):	[ISO][NQ]
Vesting Schedule:
On [Insert First Anniversary of Grant Date]: [Insert Number equal to 25% of Options Granted] Options (25% of Options)

On [Insert Second Anniversary of Grant Date]: [Insert Number equal to 25% of Options Granted] Options (25% of Options)

On [Insert Third Anniversary of Grant Date]: [Insert Number equal to 25% of Options Granted] Options (25% of Options)

On [Insert Fourth Anniversary of Grant Date]: [Insert Number equal to 25% of Options Granted] Options 25% of Options)

Exercise Price (per Ordinary Share):	[Insert Exercise Price]
Expiration Date:	[Insert Expiration Date]
Other Terms:	[The Options may only be exercised by the net exercise method as set forth in Section 6(c)(vii) of the Plan.]

II.	AGREEMENT

A.
Grant of Option.

The Company hereby grants to the Participant named in the Notice of Option Grant (the “Notice of Grant”) included in Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

B.	Exercise of Option.

1.	Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.

2.
Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Participant and delivered to the Company. [The Options may only be exercised by the net exercise method as set forth in Section 6(c)(vii) of the Plan.] This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice.  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws, and if the exercise date falls on a date that falls within a “closed period” or “blackout period” or similar restricted trading period, then the Company may defer the issuance of the Shares until ten Business Days after the date such period ends.

C.	Termination of Relationship, Death or Disability or Termination for Cause.

1.
If the Participant ceases to be a Service Provider, then (i) the Participant’s vested Options will expire if and to the extent they are not exercised within 30 days after the date the Participant ceases to be a Service Provider, or 12 months in the case the Participant ceases to be a Service Provider due to death or Disability (in each case, no event later than the Expiration Date); and (ii) the unvested portion of the Options will automatically be forfeited and expire on the date the Participant ceases to be a Service Provider.

2.	If the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

D.	Non-Transferability of Option or Shares; Release of Shares.

1.
This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

2.	The Participant shall not dispose of any Exercised Shares in transactions which violate, in the opinion of the Company, any Applicable Laws.
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E.	Tax Obligations.

1.
Participant agrees to make appropriate arrangements with the Company (or the Parent or Affiliate employing or retaining Participant) for the satisfaction of all income, employment tax, national insurance and other withholding requirements applicable to the Option exercise.  Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.
The income that may be earned in connection with the issuance of the Exercised Shares, their transfer in the name of the Participant or sale thereof shall not be taken into account in calculation of the entitlement of the Participant to any social benefits.

3.
All tax consequences under any Applicable Law which may arise from the grant of this Option, from the exercise thereof, from the sale or disposition of Shares by the Participant or from any other act of the Participant in connection with any of the foregoing shall be borne solely by the Participant, and the Participant shall indemnify the Company and its Affiliates and their respective representatives, and hold each of them harmless, against and from any liability for any such tax or any penalty, interest thereon or thereof.

F.	Notices.

1.	All notices and elections by the Participant shall be in writing and delivered in person or by certified mail to the Company at the principal office of the Company.

2.	All notices given by the Company to the Participant under the Plan shall be in writing and delivered in person or by certified mail to the Participant’s address as reflected in the Company’s records.

3.	All notices will be deemed delivered within 7 days of their dispatch.

G.
Entire Agreement; Governing Law.

The Plan is incorporated herein by reference.  The Plan, this Award Agreement and the exhibits hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.  This Award Agreement is governed by the laws of the State of Israel, without giving effect to the principles of conflict of laws.  The competent courts of Tel Aviv, Israel, shall have sole jurisdiction in any matters pertaining to this Award Agreement.

H.
NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR PARTICIPANT’S EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR PARTICIPANT’S EMPLOYER’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement.  Participant has reviewed the Plan and this Award Agreement and all exhibits hereto in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

Participant:	Tremor International Ltd.

Signature	Signature

Print Name	Name and Title

Residence Address

Date

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Exhibit A

Tremor International Ltd.
2017 Equity Incentive Plan

Exhibit B

Tremor International Ltd.
2017 Equity Incentive Plan
Exercise Notice

Tremor International Ltd.
82 Yigal Alon Street
Tel Aviv, 6789124
Israel

1.
Exercise of Option.  Effective as of today, ________________, 20__, the undersigned (“Purchaser”) hereby elects to purchase ______________ Ordinary Shares, par value NIS 0.01 per share  (the “Shares”), of Tremor International Ltd. (the “Company”) under and pursuant to the 2017 Equity Incentive Plan (the “Plan”) and the Option Award Agreement dated ___________20__, (the “Award Agreement”).  The purchase price for the Shares shall be _____, as required by the Award Agreement.

2.	[Net Exercise. Purchaser hereby elects to exercise the Options by the net exercise method set forth in Section 6(c)(vii) of the Plan.]

3.
Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read, and understood the Plan and the Award Agreement, including the exhibits thereto, and agrees to abide by and be bound by their terms and conditions.

4.
Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.

5.
Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.
Entire Agreement; Governing Law.  The Plan and Award Agreement are incorporated herein by reference.  This Exercise Notice, the Plan, and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  The Award Agreement is governed by the laws of the State of Israel, without giving effect to the principles of conflict of laws.  The competent courts of Tel Aviv, Israel, shall have sole jurisdiction in any matters pertaining to the Award Agreement.

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Submitted by:	Accepted by:

Purchaser:	Tremor International Ltd.

Signature	By

Print Name	Its

Address:	Address:

Tremor International Ltd.
82 Yigal Alon Street Tel Aviv, 6789124 Israel

Date Received

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